UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 11, 2018

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-205546	47-5579477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd, Boise, ID	83706
(Address of Principal Executive Offices)	(Zip Code)
(208) 395-6200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2018, Albertsons Companies, Inc. ("ACI" or "the Company") announced the appointment of James L. Donald, as the Company's Chief Executive Officer and President, effective September 11, 2018.  Mr. Donald will succeed Robert G. Miller, who is remaining as Chairman of ACI.

Mr. Donald, age 64, has previously served as ACI's President and Chief Operating Officer since March 2018.

Prior to joining ACI, Mr. Donald most recently served as Chief Executive Officer and Director of Extended Stay America, Inc., a large North American owner and operator of hotels, and its subsidiary, ESH Hospitality, Inc. (together with Extended Stay America, Inc., "ESH"), from February 2012 to August 2015, and as Senior Advisor of ESH from July 2015 to December 2015. Prior to joining ESH, Mr. Donald served as President, Chief Executive Officer and Director of Starbucks Corporation, President and Chief Executive Officer of regional food and drug retailer Haggen Food & Pharmacy, Chairman, President and Chief Executive Officer of regional food and drug retailer Pathmark Stores, Inc., and in a variety of other senior and executive roles at Wal-Mart Stores, Inc., Safeway Inc. and Albertsons, Inc.  Mr. Donald began his grocery and retail career in 1971 with Publix Super Markets, Inc.  Mr. Donald has served on the Advisory Board of Jacobs Holding AG, a Switzerland-based global investment firm, since 2015, and as a member of the Board of Directors at Barry Callebaut AG, a Switzerland-based manufacturer of chocolate and cocoa, since 2008.  Mr. Donald previously served as a Director of Rite Aid Corporation from May 2008 to June 2013.

There have been no modifications to Mr. Donald's existing employment agreement with the Company. There are no arrangements or understandings with any person pursuant to which Mr. Donald is being appointed Chief Executive Officer of ACI. There are no family relationships between Mr. Donald and any director or executive officer of ACI, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Miller will continue to receive payments and benefits as provided under and subject to the conditions set forth in his existing employment agreement with the Company.

A copy of the press release announcing the appointment of Mr. Donald as Chief Executive Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
    99.1 Press Release dated September 12, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

September 14, 2018	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Executive Vice President and General Counsel